EXHIBIT 10.4
                             EXECUTIVE DEFERRED COMPENSATION PLAN


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                         GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

                             EXECUTIVE DEFERRED COMPENSATION PLAN

                                       AMENDMENT NO. 2


This Amendment No. 2 to the Great-West Life & Annuity Insurance Company United States Employees' Executive Deferred Compensation Plan is effective as of January 1, 1998 and has been executed as of this 27th day of January, 1997.

        WHEREAS, pursuant to Section 9.1 of the Plan, the United States Executive Committee of the Board of Directors of the Great-West Life & Annuity Insurance Company (the "Board") has the right to amend the Plan; and

        WHEREAS, the Board would like to allow participants to receive benefits pursuant to the same option for payment available in the Great-West Life & Annuity Staff and Agents Pension Plan;

        NOW, THEREFORE, the Plan shall be amended as follows:

        FIRST:  Section 5.4 shall amended to add the following section 5.4 (c):

        (c) Any other form of payment option available under the "Qualified Plan", as amended from time to time, and which form of payment is allowable to this Plan pursuant to the Internal Revenue Code. .

IN WITNESS WHEREOF, this Amendment No. 2 has been executed as of the date first written above.



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                                        AMENDMENT NO. 1
                                            TO THE
                             THE GREAT-WEST LIFE ASSURANCE COMPANY
                             EXECUTIVE DEFERRED COMPENSATION PLAN


        THIS IS AN AMENDMENT to The Great-West Life Assurance Company Executive Deferred Compensation Plan (the "Plan") made this 26th day of November, 1996, pursuant to the discretion of the Executive Committee of the Board of Directors of The Great-West Life Assurance Company (the "Company").

                                     BACKGROUND STATEMENT
        The Company desires to amend the Plan to recognize the transfer of the U.S. employees covered by the Plan from the Company to Great-West Life & Annuity Insurance Company and to conform the Plan with such transfer. Therefore, the Plan is amended in the following respects, effective on January 1, 1997:
                                              1.

     Section 2.3 shall be amended by substituting for the current text the following:

          "2.3 Board. `Board' means the Executive Committee of the Board of Directors of the Company." 2.


          Section 2.5 shall be amended by substituting for the current text the following:

          "2.5 Company.  `Company'  means  Great-West  Life & Annuity  Insurance
          Company,  a  Colorado  corporation,   its  successors,  and  any  U.S.
          affiliate of the Company designated by the Board."


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                                                  3.

          Section 2.14 shall be amended by substituting for the current text the following:

          "2.14 Other Plan. `Other Plan' means Great-West Life & Annuity Insurance Company Deferred Compensation Plan for Regional Group Managers and Individual Field Sales Managers, formerly known as The Great-West Life Assurance Company Deferred Compensation Plan for Regional Group Managers and Individual Field Sales Managers."

          4. Section 2.18 shall be amended by substituting for the current text the following:

          "2.18 Qualified Pension Plan. `Qualified Pension Plan' means the Employees' and Agents' Pension Benefits Plan Great-West Life & Annuity Insurance Company, or any predecessor or successor defined benefit plan maintained by the Employer that qualifies under Section 401(a) of the Internal Revenue Code."

        IN WITNESS WHEREOF, the Company has caused this amendment to be adopted by resolution of its Board of Directors, a copy of which is attached hereto.


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                            THE GREAT-WEST LIFE ASSURANCE COMPANY

                                   UNITED STATES EMPLOYEES'

                             EXECUTIVE DEFERRED COMPENSATION PLAN

                            THE GREAT-WEST LIFE ASSURANCE COMPANY

                                   UNITED STATES EMPLOYEES'

                             EXECUTIVE DEFERRED COMPENSATION PLAN



                              ARTICLE I--PURPOSE; EFFECTIVE DATE

        The purpose of this Executive Deferred Compensation Plan is to provide current tax planning opportunities as well as supplemental funds for retirement or death for certain employees of Employer. It is intended that the Plan will aid in attracting and retaining employees of exceptional ability by providing them with these benefits. The Plan shall be effective as of January 1, 1993.


                                    ARTICLE II--DEFINITIONS
        Whenever used in this document, the following terms shall have the meanings set forth in this Article unless a contrary or different meaning is expressly provided:

2.1     Account

        "Account" means the device used by Employer to measure and determine the amounts to be paid to a Participant under the Plan.

2.2     Beneficiary

        "Beneficiary" means the person, persons or entity entitled under Article VI to receive any Plan benefits payable after a Participant's death.

2.3     Board

          "Board" means the United States Executive Committee of the Board of Directors of the Company.

2.4     Committee

        "Committee" means the committee appointed by the Board to administer the Plan pursuant to Article VII.

2.5     Company

          "Company" means The Great-West Life Assurance Company, a Canadian stock life insurance company, its successors, and any U.S. affiliate of the Company designated by the Board.

2.6     Compensation

        "Compensation" means the salary and bonuses payable by Employer, determined before reduction for amounts deferred under this Plan.

2.7     Deferral Commitment

        "Deferral Commitment" means a commitment made by a Participant to defer Compensation pursuant to Article III.

2.8     Deferral Period

        "Deferral Period" means each calendar year.

2.9     Determination Date

        "Determination Date" means the last day of each calendar month.

2.10    Disability

        "Disability" means a physical or mental condition which prevents the Participant from satisfactorily performing the Participant's usual duties for Employer. The Committee shall determine the existence of Disability and may rely upon advise from a medical examiner satisfactory to the Committee in making the determination.

2.11    Earnings

        "Earnings" means the rate of growth credited to an Account on each Determination Date in a calendar year which shall be equal to one and one-half (1-1/2) percentage points higher than the nominal annual yield on over ten (10) year composite Government Securities for the previous calendar month, as published by the Federal Reserve Board (or any successor thereto), or, if such index is no longer published, a substantially similar index selected by the Board.

2.12    Employer

          "Employer" means the Company and any subsidiary or affiliate of the Company designated by the Board.

2.13    Financial Hardship

        "Financial Hardship" means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Financial Hardship shall be determined by the Committee on the basis of information supplied by the Participant in accordance with uniform guidelines promulgated from time to time by the Committee.

2.14    Other Plan

        "Other Plan" means The Great-West Life Assurance Company Deferred Compensation Plan for Regional Group Managers and Individual Field Sales Managers.



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2.15    Participant

        "Participant" means any eligible individual who has elected to defer Compensation under this Plan.

2.16    Participation Agreement

        "Participation Agreement" means the agreement submitted by a Participant to the Committee prior to the beginning of a Deferral Period, with respect to a Deferral Commitment made for such Deferral Period.

2.17    Plan

        "Plan" means this Executive Deferred Compensation Plan as amended from time to time.

2.18    Qualified Pension Plan

        "Qualified Pension Plan" means Part AA--United States Employees' and Agents' Pension Benefits Plan for The Great-West Life Assurance Company, or any successor defined benefit plan maintained by the Employer that qualifies under
Section 401(a) of the Internal Revenue Code.

2.19    Retirement

        "Retirement" means a Participant's termination from employment with Employer on or after the Participant's attainment of age fifty-seven (57) and the completion of fifteen (15) Years of Service.

2.20    Years of Service

        "Years of Service" means the number of years of service determined in accordance with the provisions of the Qualified Pension Plan, whether or not the Participant is a Participant in such plan.


                      ARTICLE III--PARTICIPATION AND DEFERRAL COMMITMENTS
3.1     Eligibility and Participation

            (a) Eligibility. Eligibility to participate in the Plan shall be limited to those key employees of Employer who are designated, from time to time, by the Board.

            (b) Participation. An eligible individual may elect to participate in the Plan with respect to any Deferral Period by submitting a Participation Agreement to the Committee by the December 31 immediately preceding the beginning of the Deferral Period.

            (c) Part-Year Participation. When an individual first becomes eligible to participate during a Deferral Period, a Participation Agreement may be submitted to the Committee no later than thirty (30) days after the Committee notifies the individual of eligibility to participate. Such Participation Agreement will be effective only with regard to Compensation earned following submission to the Committee.

3.2     Form of Deferral

        A Participant may elect Deferral Commitments in the Participation Agreement as follows:

            (a) Salary Deferral Commitment. A salary Deferral Commitment shall be the salary payable by Employer to a Participant during the Deferral Period. The amount to be deferred shall be stated as a flat percentage or as a flat dollar amount.

            (b) Bonus Deferral Commitment. A bonus Deferral Commitment shall be the annual bonuses payable by Employer to a Participant for the Deferral Period. In no event shall a Participant defer bonuses earned from any long-term incentive plan which currently exists or may exist in the future. The amount to be deferred shall be stated as a flat percentage, as a flat dollar amount of the total bonus amount, or as a flat percentage above an amount designated by the Participant in the Participation Agreement.

3.3     Limitations on Deferral Commitments

        The following limitations shall apply to Deferral Commitments:

            (a) Maximum. The maximum percentage of Compensation deferred shall be fifty percent (50%) in a salary Deferral Commitment and one hundred percent (100%) in a bonus Deferral Commitment.

            (b) Minimum. The minimum salary deferral amount shall be two hundred dollars ($200) for each month in the Deferral Period. The minimum bonus deferral amount shall be five percent (5%) or twenty-four hundred dollars ($2,400), whichever is greater.

            (c) Changes in Minimum or Maximum. The Committee may change the minimum or maximum deferral amounts from time to time by giving written notice to all Participants. No such change may affect a Deferral Commitment made prior to the Committee's action.

3.4     Commitment Limited by Termination

        If a Participant terminates employment with Employer or service on the Board prior to the end of the Deferral Period, the Deferral Period shall end at the date of termination. The minimum deferral for the Deferral Period shall be based on the number of months to the date of termination.

3.5     Period of Deferral Commitment; Modification

        Once a Participant has made a Deferral Commitment, that Commitment shall remain in effect for that Deferral Period. Deferral Commitments shall be irrevocable except that the Committee may reduce the amount to be deferred or waive the remainder of the Deferral Commitment upon a finding that the Participant has suffered a Financial Hardship.

3.6     Change in Employment Status

        If the Board determines that a Participant's performance is no longer at a level that deserves reward through participation in the Plan, but does not terminate the Participant's employment with Employer, no new Deferral
Commitments may be made by such Participant after notice of such determination is given by the Board.

                           ARTICLE IV--DEFERRED COMPENSATION ACCOUNT

4.1     Account

        The amounts deferred by a Participant under the Plan, any Employer contributions and Earnings shall be credited to the Participant's Account. Separate subaccounts may be maintained to reflect different forms of payment. The Account shall be a bookkeeping device utilized for the sole purpose of determining the benefits payable under the Plan and shall not constitute a separate fund of assets. On the effective date of the Plan, each Participant shall have an Account balance equal to the amounts held for the Participant pursuant to the Other Plan.

4.2     Timing of Credits; Withholding

        A Participant's deferred Compensation shall be credited to the Account at the time it would have been payable to the Participant. Any withholding of taxes or other amounts with respect to deferred Compensation that is required by state, federal or local law shall be withheld from the Participant's corresponding nondeferred Compensation to the maximum extent possible and any remaining amount shall reduce the amount credited to the Participant's Account.

4.3     Pension Make-Up

        Employer shall restore an amount equal to any reduction in a Participant's Qualified Pension Plan benefits because of deferrals under this Plan to the extent that the Qualified Pension Plan benefits are not restored by any other Employer-provided plan or agreement.

4.4     Discretionary Contributions

        Employer  may  make  discretionary   contributions  to  a  Participant's
Account. Discretionary contributions shall be credited at such times and in such amounts as the Board in its sole discretion shall determine.

4.5     Determination of Accounts

        Each Participant's Account as of each Determination Date shall consist of the balance of the Account as of the immediately preceding Determination Date, adjusted as follows:

            (a) New Deferrals. The Account shall be increased by any deferred Compensation credited since such Determination Date.

            (b) Employer Contributions. The Account shall be increased by any discretionary contributions credited since such Determination Date.

            (c) Distributions. The Account shall be reduced by any benefits distributed to the Participant since such Determination Date.

            (d) Earnings. The Account shall be increased by the Earnings on the average daily balance in the Account since such Determination Date.

4.6     Vesting of Accounts

        Each Participant shall be one hundred percent (100%) vested at all times in the amounts credited to such Participant's Account and Earnings thereon.

4.7     Statement of Accounts

        The Committee shall give to each Participant a statement showing the balances in the Participant's Account on an annual basis and at such times as may be determined by the Committee.


                                   ARTICLE V--PLAN BENEFITS

5.1     Withdrawals

        A Participant's Account may be distributed to the Participant before termination of employment as follows:

            (a) Early Withdrawals. A Participant may elect in a Participation Agreement to withdraw all or any portion of the amount deferred by that Participation Agreement as of a date specified in the election. Such date shall not be sooner than seven (7) years after the date the Deferral Period commences. The amount withdrawn shall not exceed the amount of Compensation deferred, without Earnings.

            (b) Hardship Withdrawals. Upon a finding that a Participant or a Beneficiary has suffered a Financial Hardship, the Committee may, in its sole discretion, make distributions from the Participant's Account. The amount of such a withdrawal shall be limited to the amount reasonably necessary to meet the Participant's or Beneficiary's needs resulting from the Financial Hardship. If payment is made due to Financial Hardship under this Plan, the Participant's deferrals shall cease for a twelve (12) month period. Any resumption of the Participant's deferrals under the Plan after such twelve (12) month period shall be made only at the election of the Participant in accordance with Article III herein.

            (c) Form of Payment. Withdrawals shall be paid in a lump sum and shall be charged to the Participant's Account as a distribution.

5.2     Retirement and Termination Benefits

        If a Participant terminates employment with Employer for any reason except death, Employer shall pay to the Participant benefits equal to the balance in the Account.

5.3     Death Benefit

            (a) Preretirement. If a Participant dies while employed by Employer, Employer shall pay to the Participant's Beneficiary benefits equal to the balance in the Account.

            (b) Postretirement. If a Participant dies following the Participant's Retirement from the Company, Employer shall pay to the Participant's Beneficiary benefits equal to the balance, if any, in the Account.

5.4     Form of Benefits

        Except as provided below, benefits due to a Participant as a result of Retirement, Disability, termination or death shall be paid in the form elected by the Participant prior to the beginning of the Deferral Period in the Form of Payment Designation. Forms of benefit payment shall be:

            (a) A lump sum amount which is equal to the applicable Account balance.

            (b) Equal monthly installments of the Account amortized over a period of sixty (60), one hundred twenty (120), or one hundred eighty
        (180) months. Earnings on the unpaid balance shall be equal to the average rate of Earnings on the Account over the thirty-six (36) months immediately preceding the commencement of benefit payments.

        Notwithstanding Section 5.4(b), if the Participant's Account is one hundred thousand dollars ($100,000) or less on the valuation date, the benefit shall be paid in a lump sum.

5.5     Accelerated Distribution

        Notwithstanding any other provision of the Plan, a Participant at any time shall be entitled to receive, upon written request to the Committee, a lump sum distribution equal to ninety percent (90%) of the vested Account balance as of the Determination Date immediately preceding the date on which the Committee receives the written request. The remaining balance shall be forfeited by the Participant and the Participant shall no longer be eligible to participate in the Plan from that date forward. The amount payable under this section shall be paid in a lump sum within sixty-five (65) days following the receipt of the notice by the Committee from the Participant.

5.6     Withholding; Payroll Taxes

        Employer shall withhold from payments hereunder any taxes required to be withheld from such payments under federal, state or local law. A Beneficiary, however, may elect not to have withholding of federal income tax pursuant to
Section 3405(a)(2) of the Internal Revenue Code, or any successor provision thereto.

5.7     Valuation

        The last day of the month following the month of retirement, termination or death shall be the valuation date. The amount of all payments shall be based on the value of the Participant's Account on the valuation date. Payments shall be made or commence within thirty-one (31) days after the valuation date.

5.8     Payment to Guardian

        If a distribution is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of property, the Committee may direct payment to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution. Such distribution shall completely discharge the Committee from all liability with respect to such benefit.


                              ARTICLE VI--BENEFICIARY DESIGNATION

6.1     Beneficiary Designation

        Each Participant shall have the right, at any time, to designate one (1) or more persons or an entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of a Participant's death prior to complete distribution of the Participant's Account. Each Beneficiary designation shall be in a written form prescribed by the Committee and will be effective only when filed with the Committee during the
Participant's lifetime. Designation by a married Participant of a Beneficiary other than the Participant's spouse shall not be effective unless the spouse executes a written consent that acknowledges the effect of the designation and is witnessed by a notary public, or the consent cannot be obtained because the spouse cannot be located.

6.2     Amendments

        Except as provided below, any nonspousal designation of Beneficiary may be changed by a Participant without the consent of such Beneficiary by the filing of a new designation with the Committee. The filing of a new designation shall cancel all designations previously filed.

6.3     Change in Marital Status

        If the Participant's marital status changes after the Participant has designated a Beneficiary, the following shall apply:

            (a) If the Participant is married at death but was unmarried when the designation was made, the designation shall be void unless the spouse has consented to it in the manner prescribed above.

            (b) If the Participant is unmarried at death but was married when the designation was made:

                  (i) The designation shall be void if the spouse was named as Beneficiary.

                  (ii) The designation shall remain valid if a nonspouse Beneficiary was named.

            (c) If the Participant was married when the designation was made and is married to a different spouse at death, the designation shall be void unless the new spouse has consented to it in the manner prescribed above.

6.4     No Beneficiary Designation

        If any Participant fails to designate a Beneficiary in the manner provided above, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant's benefits, the Participant's Beneficiary shall be the person in the first of the following classes in which there is a survivor:

            (a)   The Participant's surviving spouse;

            (b) The Participant's children in equal shares, except that if any of the children predeceases the Participant but leaves issue surviving, then such issue shall take by right of representation the share the parent would have taken if living;

            (c)   The Participant's estate.


                                  ARTICLE VII--ADMINISTRATION

7.1     Committee; Duties

        This Plan shall be administered by the Committee. The Committee shall have the authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in such administration. A majority vote of the Committee members shall control any decision. Members of the Committee may be Participants under this Plan.

7.2     Agents

        The Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

7.3     Binding Effect of Decisions

        The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

7.4     Indemnity of Committee

        The Company shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such person's service on the Committee, except in the case of gross negligence or willful misconduct.

                                ARTICLE VIII--CLAIMS PROCEDURE

8.1     Claim

        Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee, which shall respond in writing as soon as practicable.

8.2     Denial of Claim

        If the claim or request is denied, the written notice of denial shall state:

            (a) The reasons for denial, with specific reference to the Plan provisions on which the denial is based.

            (b) A description of any additional material or information required and an explanation of why it is necessary.

            (c) An explanation of the Plan's claim review procedure.

8.3     Review of Claim

        Any person whose claim or request is denied or who has not received a response within thirty (30) days may request review by notice given in writing to the Committee. The claim or request shall be reviewed by the Committee which may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

8.4     Final Decision

        The decision on review shall normally be made within sixty (60) days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty
(120) days. The decision shall be in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.

                         ARTICLE IX--AMENDMENT AND TERMINATION OF PLAN

9.1     Amendment

        The Board may at any time amend the Plan by written instrument, notice of which shall be given to all Participants and to Beneficiaries receiving installment payments, subject to the following:

            (a) Preservation of Account Balance. No amendment shall reduce the amount accrued in any Account to the date such notice of the amendment is given.

            (b) Changes in Earnings Rate. No amendment shall reduce the rate of Earnings to be credited, after the date of the amendment, to the amount already accrued in any Account and any deferred Compensation credited to the Account under Deferral Commitments already in effect on that date.

9.2     Employer's Right to Terminate

        The Board may at any time partially or completely terminate the Plan if, in its judgment, the tax, accounting or other effects of the continuance of the Plan, or potential payments thereunder would not be in the best interests of Employer.

            (a) Partial Termination. The Board may partially terminate the Plan by instructing the Committee not to accept any additional Deferral Commitments. If such a partial termination occurs, the Plan shall continue to operate and be effective with regard to Deferral Commitments entered into prior to the effective date of such partial termination.

            (b) Complete Termination. The Board may completely terminate the Plan by instructing the Committee not to accept any additional Deferral Commitments, and by terminating all ongoing Deferral Commitments. If such a complete termination occurs, the Plan shall cease to operate and Employer shall pay out each Account. Payment shall be made as a lump sum or in equal monthly installments over the following period, based on the Account balance:

              Account Balance                       Payout Period
        ------------------------------------------------------------

        Less than $100,000                              Lump Sum
        $100,000 but less than $500,000                 3 Years
        $500,000 or more                                5 Years
        ============================================================

        Earnings at the appropriate rate shall continue to be credited on the unpaid balance in each Account.

                                   ARTICLE X--MISCELLANEOUS

10.1    Unfunded Plan

        This plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly-compensated employees" within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Board may terminate the Plan and make no further benefit payments or remove certain employees as Participants if it is determined by the United States Department of Labor, a court of competent jurisdiction, or an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of
Section 3(2) of ERISA (as currently in effect or hereafter amended) which is not so exempt.

10.2    Unsecured General Creditor

        Participants and their Beneficiaries, heirs, successors, and assigns shall have no secured legal or equitable rights, interest or claims in any property or assets of Employer, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by Employer. Except as provided in Section 10.3, such policies, annuity contracts or other assets of Employer shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of Employer under this Plan. Any and all of Employer's assets and policies shall be, and remain, the general, unpledged, unrestricted assets of Employer. Employer's obligation under the Plan shall be that of an unfunded and unsecured promise to pay money in the future.

10.3    Trust Fund

        At its discretion, Employer may establish one (1) or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of benefits owed under the Plan. Although such a trust shall be irrevocable, its assets shall be held for payment of all Employer's general creditors in the event of insolvency. To the extent any benefits provided under the Plan are paid from any such trust, Employer shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of Employer.

10.4    Nonassignability

        Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

10.5    Not a Contract of Employment

        This Plan shall not constitute a contract of employment between Employer and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of Employer or to interfere with the right of Employer to discipline or discharge a Participant at any time.

10.6    Protective Provisions

        A Participant will cooperate with Employer by furnishing any and all information requested by Employer, in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as Employer may deem necessary and taking such other action as may be requested by Employer.

10.7    Governing Law

        The provisions of this Plan shall be construed and interpreted according to the laws of the State of Colorado, except as preempted by federal law.

10.8    Validity

        In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

10.9    Notice

        Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed as given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Committee shall be directed to the Company's address. Mailed notice to a Participant or Beneficiary shall be directed to the individual's last known address in Employer's records.

10.10   Successors

        The provisions of this Plan shall bind and inure to the benefit of Employer and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Employer, and successors of any such corporation or other business entity.